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                                  EXHIBIT 23-3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-49887, 33-54935 and 3359152) of PECO Energy Company and Subsidiary Companies of our report dated January 29, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 1, 2002